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                                                                      EXHIBIT 21

INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Saga Communications, Inc. Subsidiaries

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                                                Jurisdiction of
                   Name                           Organization           Name Under Which Subsidiary does Business
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
Franklin Communications, Inc.                       Delaware             Franklin Communications, Inc.
                                                                         Saga Communications of Arkansas, LLC
                                                                         Saga Communications of North Carolina, LLC
Lakefront Communications, LLC                       Delaware             Lakefront Communications, LLC
                                                                         Saga Communications of Iowa, LLC
                                                                         Saga Communications of Milwaukee, LLC
                                                                         Saga Communications of Tuckessee, LLC
Saga Air, LLC                                       Delaware             Saga Air, LLC
Saga Broadcasting, LLC                              Delaware             Franklin Communications, Inc.
                                                                         Saga Communications of Illinois, LLC
                                                                         Lakefront Communications, LLC
                                                                         Saga Air, LLC
                                                                         Saga Broadcasting, LLC
                                                                         Saga Communications of South Dakota, LLC
                                                                         Tidewater Communications, LLC
Saga Communications of Arkansas, LLC                Delaware             Saga Communications of Arkansas, LLC
Saga Communications of Charlottesville, LLC         Delaware             Saga Communications of Charlottesville, LLC
Saga Communications of Illinois, LLC                Delaware             Saga Communications of Illinois, LLC
Saga Communications of Iowa, LLC                    Delaware             Saga Communications of Iowa, LLC
Saga Communications of Michigan, LLC                Delaware             Saga Communications of Michigan, LLC
                                                                         Saga Communications of Charlottesville, LLC
Saga Communications of Milwaukee, LLC               Delaware             Saga Communications of Milwaukee, LLC
Saga Communications of New England, LLC             Delaware             Saga Communications of New England, LLC
                                                                         Saga Communications of New Hampshire, LLC
Saga Communications of New Hampshire, LLC           Delaware             Saga Communications of New Hampshire, LLC
Saga Communications of North Carolina, LLC          Delaware             Saga Communications of North Carolina, LLC
Saga Communications of South Dakota, LLC            Delaware             Saga Communications of South Dakota, LLC
Saga Communications of Tuckessee, LLC               Delaware             Saga Communications of Tuckessee, LLC
Saga Quad States Communications, LLC                Delaware             Saga Quad States Communications, LLC
Tidewater Communications, LLC                       Delaware             Tidewater Communications, LLC
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